UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2024, Complete Solaria, Inc. (the “Company”) entered into an employment letter with Daniel Foley, the Company’s Chief Financial Officer (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Foley will be entitled to a base salary of $400,000 per year, and he will be eligible for an annual bonus of 50% of his gross salary.

Subject to the further approval by the Company’s board of directors, Mr. Foley will be granted 250,000 restricted stock units (“RSUs”). Twenty percent of the RSUs will vest after one year, and the remaining 80% of the RSUs will vest in monthly installments over the remaining four years of the vesting schedule, in each case subject to Mr. Foley’s continued employment with the Company.

The Employment Agreement also provides that if Mr. Foley’s employment is terminated for any reason other than cause (as defined in the Employment Agreement), death or disability, or if he resigns for good reason (as defined in the Employment Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Employment Agreement), then subject to Mr. Foley executing a release agreement in the Company’s favor, and continuing to comply with all of his obligations to the Company and its affiliates, Mr. Foley will receive the following benefits: (a) an amount equal to six months of his then-current base salary, less applicable withholdings, paid over a six-month period; and (b) COBRA premiums until the earliest of the six-month period following termination of his employment, expiration of his eligibility for COBRA coverage, or the date that he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated October 10, 2024, between Complete Solaria, Inc. and Daniel Foley
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.
Dated: October 16, 2024
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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